SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

January 9, 2015

Date of Report (Date of Earliest Event Reported)

Dale Jarrett Racing Adventure, Inc.

 (Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

945 3rd Ave SE, Suite 102
Hickory, NC	28602
(Address of principal executive offices)	(Zip Code)

(888) 467-2231

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On January 9, 2015, the Company entered into a business purchase agreement with 24/7 Kid Doc, Inc. and Dr. Norberto Benitez, the owner of all outstanding stock of 24/7 Kid Doc, Inc.  Under this agreement, the Company issued 10,000,000 common shares at a total value of $310,000 in return for ownership of 100% of the outstanding 24/7 Kid Doc, Inc. stock.  Dr. Benitez will be providing consulting help with establishing new business opportunities through 24/7 Kid Doc, Inc.

Item 3.02 – Unregistered Sales of Equity Securities

On January 9, 2015, the Company issued 10,000,000 common shares to Dr. Norberto Benitez.  On the day of issuance, the shares had a total value of $310,000.  The Company issued these shares as consideration for the purchase of 100% of the outstanding 24/7 Kid Doc, Inc. shares and as consideration for consulting work to be performed by Dr. Benitez.  These shares were issued under the private placement exemption of Section 4(a)(2) of the Securities Act.  Dr. Benitez has enough knowledge and experience to be considered a sophisticated investor, he has access to the type of information normally provided in a prospectus for a registered securities offering, and he has agreed not to resell the securities to the public.

Item 9.01 - Exhibits

Exhibit 10.1 – Business purchase agreement between Dale Jarrett Racing Adventure, Inc. and Dr. Norberto Benitez, signed January 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dale Jarrett Racing Adventure, Inc.

By:      /s/ Timothy Shannon

Timothy Shannon

Chief Executive Officer

Principal Financial Officer

Dated:  June 16, 2015